Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Richard Meade, the President and Chief Executive Officer of UBS Managed Fund Services, Inc., the Sponsor of UBS Managed Futures LLC (Aspect Series) (the “Series”), certify that (i) the Quarterly Report of the Series on Form 10-Q for the period ending September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Series.

Date: October 31, 2008	By:	/s/ Richard Meade
Richard Meade
President and Chief Executive Officer